UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 13, 2022, Sarepta Therapeutics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), for whom Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as representatives (the “Representatives”) relating to the sale of $980.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2027 (the “Offered Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $150.0 million aggregate principal amount of the Offered Notes, which option was exercised in full on September 14, 2022. The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Affiliated Investor Purchase Agreement

On September 13, 2022, the Company entered into a purchase agreement (the “Affiliated Investor Purchase Agreement”) with Michael A. Chambers Living Trust (the “Affiliated Investor”), an entity affiliated with Michael Chambers, a member of the Company’s board of directors, to issue and sell $20.0 million in aggregate principal amount of 1.250% Convertible Senior Notes due 2027 (the “Affiliated Investor Notes” and together with the Offered Notes, the “Notes”) in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. The Affiliated Investor Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

The foregoing description of the Affiliated Investor Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Affiliated Investor Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

The Notes were issued by the Company on September 16, 2022 pursuant to an Indenture, dated as of such date (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes bear cash interest at the annual rate of 1.250%, payable on March 15 and September 15 of each year, beginning on March 15, 2023, and will mature on September 15, 2027 unless earlier redeemed, converted or repurchased. The Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 7.0439 shares of common stock (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $141.97 per share of the Company’s common stock, representing an approximately 35.0% conversion premium on the closing price of the Company’s common stock of $105.16 per share on September 13, 2022. Prior to September 20, 2025, the Notes will not be redeemable. On or after September 20, 2025 and on or before the 41st scheduled trading day immediately preceding the maturity date, the Company may redeem for cash all or part of the Notes (subject to certain conditions), at its option, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. If the Company elects to redeem fewer than all of the outstanding Notes, at least $150.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2027 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day;

•

if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately prior to the redemption date, but only with respect to the notes called (or deemed called) for redemption; or

•	upon the occurrence of specified corporate events described in the Indenture.

On or after March 15, 2027, until the close of business on the second scheduled trading day immediately preceding September 15, 2027, holders may convert their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

If the Company experiences a fundamental change or gives a notice of redemption with respect to any or all of the Notes, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Offered Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Offered Notes are not otherwise freely tradable by holders of the Offered Notes other than the Company’s affiliates, additional interest will accrue on the Offered Notes during the period in which its failure to file has occurred and is continuing or such Offered Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Offered Notes has not been removed, the Offered Notes are assigned a restricted CUSIP number or the Offered Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Offered Notes during the period in which the Offered Notes remain so restricted.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the issuance of the Notes, on September 13, 2022, the Company entered into privately negotiated capped call transactions with Barclays Bank PLC, Goldman Sachs & Co. LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, and RBC Capital Markets, LLC (each, a “Counterparty,” and together the “Counterparties,” and such transactions, the “Base Capped Call Transactions”). In connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, on September 14, 2022, the Company entered into additional capped call transactions with the Counterparties (together with the Base Capped Call Transactions, the “Capped Call Transactions”).

The Capped Call Transactions have an initial strike price of approximately $141.97 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments generally similar to those applicable to the Notes, and have a cap price of approximately $210.32 per share, which represents a premium of 100.0% over the last reported sale price of Sarepta’s common stock of $105.16 per share on September 13, 2022, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments, 8,100,485 shares of the Company’s common stock, which is the same number of shares of the Company’s common stock initially underlying the Notes.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions as adjusted pursuant to the anti-dilution adjustments. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution upon conversion of the Notes to the extent that such market price exceeds the cap price of the Capped Call Transactions.

The Company has been advised that, in connection with establishing their initial hedges of the Capped Call Transactions, the Counterparties or their respective affiliates may purchase shares of the Company’s common stock and/or entered into various derivative transactions with respect to the Company’s common stock, in each case, concurrently with, or shortly after, the pricing of the Notes. This activity may impact the market price of the Company’s common stock or the Notes.

In addition, the Company has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the Notes, it could affect the number of shares of the Company’s common stock and value of the consideration that holders will receive upon conversion of the Notes.

The Company intends to exercise options it holds under the Capped Call Transactions whenever Notes are converted on or after March 15, 2027, and expects that upon any conversions of Notes prior to March 15, 2027, or any repurchase of Notes by the Company, a corresponding portion of the Capped Call Transactions will be terminated. Upon such termination, the Company expects to receive from the Counterparties shares of its common stock, cash, or a combination thereof, in each case, with an aggregate market value equal to the then current value of the Capped Call Transactions or portion thereof, as the case may be, being early terminated, subject to the terms of the Capped Call Transactions. As a result, the Company may not receive the full expected benefit of the Capped Call Transactions. The Company has been advised that the Counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of the Company’s common stock or other securities or instruments of the Company, including the Notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock. These unwind activities could have the effect of increasing or decreasing the trading price of the Company’s common stock and the Notes and could have the effect of increasing or decreasing the value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by and between the Company and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the Capped Call Transactions filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On September 16, 2022, in connection with the series of transactions described herein, the Company prepaid in full all of its amounts outstanding with respect to the term loans and repaid in full all obligations to the lenders under the Loan Agreement, dated as of December 13, 2019 and amended as of September 24, 2020 by and among the Company, the additional Credit Parties thereto (as defined therein), BioPharma Credit PLC, BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP (the “Loan Agreement”) and the related loan. The aggregate payoff amount was approximately $585.5 million (the “Payoff Amount”), which includes $7.0 million of aggregate prepayment premiums, and, upon payment of the Payoff Amount, the obligations of the Company under the Loan Agreement and related loan documents were satisfied in full and the Loan Agreement and related loan documents terminated with respect to the Company.

A description of the terms of the Loan Agreement is set forth under Item 1.01 of the Company’s Form 8-K filed December 13, 2019 and a description of the terms of the amendment to the Loan Agreement is set forth under Item 1.01 of the Company’s Form 8-K filed September 25, 2020, and are incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

On September 16, 2022, the Company issued $1.130 billion aggregate principal amount (including the Offered Notes issued upon exercise in full of the Initial Purchasers’ option to purchase additional Notes, which occurred on September 14, 2022) of Offered Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Offered Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to persons reasonably believed to be “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company also sold $20.0 million aggregate principal amount of Affiliated Investor Notes to the Affiliated Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, concurrently with the offer and sale of the Offered Notes to the Initial Purchasers. The Company will settle conversions of the Notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial maximum number of shares of common stock underlying the Notes is 8,100,485 shares of the common stock. Neither the Notes nor the underlying shares of common stock have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On September 19, 2022, the Company used a portion of the net proceeds from the sales of the Notes to repurchase $150.6 million aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the expected benefits of the Capped Call Transactions and the anticipated impact of any trading activity in connection with these transactions. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, the risk that the Capped Call Transactions will not reduce the potential dilution to the common stock and/or offset any cash payments the Company is required to make. In addition, applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 or Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and in the Company’s subsequent filings with the Securities and Exchange Commission. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 16, 2022, by and between Sarepta Therapeutics, Inc. and U. S. Bank Trust Company, National Association (including the form of the 1.250% Convertible Senior Note due 2027).

4.2	Form of Note (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of September 13, 2022, among Sarepta Therapeutics, Inc. and the several Initial Purchasers named in Schedule 1 thereto for whom Goldman, Sachs & Co. LLC and J.P. Morgan Securities LLC acted as Representatives.

10.2	Purchase Agreement, dated as of September 13, 2022, between Sarepta Therapeutics, Inc. and Michael A. Chambers Living Trust.

10.3	Base Call Option Transaction Confirmation, dated as of September 13, 2022, between Sarepta Therapeutics, Inc. and Barclays Bank PLC.

10.4	Base Call Option Transaction Confirmation, dated as of September 13, 2022, between Sarepta Therapeutics, Inc. and Goldman Sachs & Co. LLC.

10.5	Base Call Option Transaction Confirmation, dated as of September 13, 2022, between Sarepta Therapeutics, Inc. and Mizuho Markets Americas LLC.

10.6	Base Call Option Transaction Confirmation, dated as of September 13, 2022, between Sarepta Therapeutics, Inc. and Morgan Stanley & Co. LLC.

10.7	Base Call Option Transaction Confirmation, dated as of September 13, 2022, between Sarepta Therapeutics, Inc. and RBC Capital Markets, LLC.

10.8	Additional Call Option Transaction Confirmation, dated as of September 14, 2022 between Sarepta Therapeutics, Inc. and Barclays Bank PLC.

10.9	Additional Call Option Transaction Confirmation, dated as of September 14, 2022 between Sarepta Therapeutics, Inc. and Goldman Sachs & Co. LLC.

10.10	Additional Call Option Transaction Confirmation, dated as of September 14, 2022 between Sarepta Therapeutics, Inc. and Mizuho Markets Americas LLC.

10.11	Additional Call Option Transaction Confirmation, dated as of September 14, 2022 between Sarepta Therapeutics, Inc. and Morgan Stanley & Co. LLC.

10.12	Additional Call Option Transaction Confirmation, dated as of September 14, 2022 between Sarepta Therapeutics, Inc. and RBC Capital markets, LLC.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

Date: September 19, 2022